UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): October 13, 2026

DATAMEDS AI, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-42530	93-3264234
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 Bayport Drive, Suite 950, Tampa, FL	33607
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 844-203-6092

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	MEDS	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

As of October 13, 2026, DataMEDS AI, Inc. (the “Company”) confirms that its stockholders’ equity is greater than $2,500,000. The transactions below resulted in the increase to the Company’s stockholders’ equity.

On September 11, 2026, the Company entered into a settlement agreement and release (the “Agreement”) with Brian Norton, individually and as Seller Representative (“Norton”), Tony Madsen, Mark DiSiena, T. Scott Madsen, Stephen J. Madsen, RxERP, Inc. d/b/a RxERP, Nomad Capital LLC (“Nomad”) and Strategix Global LLC (“Strategix”) (collectively, the “Settling Parties”). Norton, Nomad and Strategix are collectively the “Selling Holders.” The Company had previously filed an action against Norton, Tony Madsen, Mark DiSiena, RxERP and Nomad in state court in Florida and Brian Norton, individually and as Seller Representative, Strategix and Nomad previously had filed an action against the Company in the Court of Chancery in Delaware. Both actions concerned, among other matters, the Membership Interest Purchase Agreement dated May 11, 2023, as amended (the “MIPA”), the consideration and obligations alleged to arise under it and Company shares of common stock held by certain holders.

Pursuant to the Agreement, the Company has paid $450,000, with $350,000 attributed as aggregate consideration for the Company’s repurchase and extinguishment of of 364,099 shares of Common Stock and $100,000 as consideration for the compromise and settlement of the MIPA and all other released claims.

As a result of the Agreement, the Company extinguished approximately $19 million in liability that appears on the Company’s consolidated balance sheet.

In addition, on October 13, 2026, the Company entered into a license agreement with REBOOT Health AI, Inc. (“REBOOT”) pursuant to which the Company licensed a care management platform to integrate into its business model. Pursuant to the Agreement, the Company issued 666,667 shares of common stock to REBOOT.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DataMeds AI, Inc.

Date: October 13, 2026	By:	/s/ Prashant Patel
Prashant Patel, President

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